UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2015

AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Morris Drive Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Term Loan Credit Agreement

On February 9, 2015, AmerisourceBergen Corporation, a Delaware corporation (the “Company”), entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) with various lenders party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent.  The Company entered into the Term Loan Credit Agreement in connection with the previously announced proposed transaction involving the acquisition of MWI Veterinary Supply, Inc. (“MWI”), a Delaware corporation (the “Transaction”). The Term Loan Credit Agreement provides for a senior unsecured term loan of $1.0 billion (the “Term Loan”), which matures five years from the date on which the Term Loan is drawn under the Term Loan Credit Agreement (such date the Term Loan is drawn, the “Closing Date”, and such date the Term Loan matures, the “Maturity Date”).  The proceeds of the Term Loan may be used to pay a portion of the cash consideration in respect of the Transaction and to pay fees and expenses incurred in connection with the Transaction.

The Closing Date and the funding under the Term Loan Credit Agreement are subject to customary conditions, including the consummation of the Transaction.

The Term Loan will be subject to quarterly principal payments equal to (1) from the first quarterly principal payment to and including the third anniversary of the first quarterly principal payment, 1.25% of the aggregate principal amount of the Term Loan made on the Closing Date, and (2) thereafter, 2.50% of the aggregate principal amount of the Term Loan made on the Closing Date, with the remaining balance of the Term Loan due upon the Maturity Date.  The Term Loan will bear interest at a rate equal either to a base rate plus a margin or a LIBO rate plus a margin.  The margin will be based on the public debt ratings of the Company by Standard & Poor’s Ratings Service, Moody’s Investors Service, Inc. and Fitch, Inc. and ranges from 75 basis points to 125 basis points over a LIBO rate and 0 basis points to 25 basis points over a base rate. In addition, until the Closing Date, the Company will pay an annual commitment fee on the undrawn portion of the commitments.

The Term Loan Credit Agreement contains certain affirmative and negative covenants, including compliance with a financial leverage ratio test, as well as others that impose limitations on, among other things, indebtedness of excluded subsidiaries and asset sales.  The Term Loan Credit Agreement also contains customary events of default (which are in some cases subject to certain exceptions, thresholds and grace periods) including, but not limited to, nonpayment of principal and interest, failure to perform or observe covenants, breaches of representations and warranties and certain bankruptcy-related events.

Certain of the Lenders and their affiliates have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. In particular, Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as joint book-running managers, and certain affiliates of the other Lenders have served as underwriters, in connection with past senior note offerings by the Company and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the Lenders serve various roles in connection with a $950 million receivables securitization facility to which the Company’s subsidiary, AmerisourceBergen Drug Corporation is a party and pursuant to which accounts receivables are sold on a revolving basis to a special purpose entity: The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, serves as administrator and a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other Lenders or their affiliates also serve as lenders or purchasers under the securitization facility.  Furthermore, certain of the Lenders serve various roles in connection with the Company’s Revolving Credit Agreement (as defined below).  Specifically, JPMorgan Chase Bank, N.A. serves as administrative agent under the Revolving Credit Agreement and certain of the other Lenders or their affiliates also serve as lenders under the Revolving Credit Agreement.

As previously disclosed, in connection with the Transaction, Bank of America, N.A. has committed to provide the Company with a $2.15 billion senior unsecured bridge term loan facility on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”) dated as of January 11, 2015.  As a result of entering into the Term Loan Credit Agreement, the commitments under the Debt Commitment Letter have been automatically reduced by the amount of the commitments under the Term Loan Credit Agreement.

The foregoing description of the Term Loan Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Current Report on Form 8-K.

Amendment to Revolving Credit Agreement

On February 9, 2015, the Company entered into an amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement, dated as of August 13, 2014 (the “Revolving Credit Agreement”).

Pursuant to the Amendment, among other things, the calculation of the leverage ratio in the Revolving Credit Agreement shall be modified to permit an addback to the calculation of Consolidated EBITDA for non-cash expenses and charges associated with certain derivatives transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.2 and is incorporated by reference into this Current Report on Form 8-K.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Term Loan Credit Agreement is hereby incorporated by reference into this Item 2.03.

Forward-Looking Statements

This communication may contain forward-looking statements, which describe or are based on current expectations. Actual results may differ materially from these expectations. Any statements that are not historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "will," and similar expressions) should also be considered to be forward-looking statements.  Such forward-looking statements include the anticipated changes in the business environment in which the Company operates and in the Company's future operating results relating to the potential benefits of the Transaction and the ability of the Company and MWI to complete the Transaction, including the parties’ ability to satisfy the conditions to the Transaction set forth in the definitive documentation governing the Transaction.  Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Transaction; the possibility that various conditions to the consummation of the Transaction may not be satisfied or waived; the effects of disruption from the Transaction on the respective businesses of the Company and MWI and the fact that the announcement and pendency of the Transaction may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; other risks and uncertainties pertaining to the business of the Company detailed in its filings with the Securities and Exchange Commission (the “SEC”) from time to time. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned in the risk factors and other cautionary statements in the Company’s 2014 Annual Report on Form 10-K and in the Company’s other reports filed with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. The Company and MWI expressly disclaim any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information

 This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of MWI common stock. AmerisourceBergen has filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described herein, and MWI has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 regarding such tender offer. MWI’s stockholders are strongly advised to read these tender offer materials, as well as any other documents relating to the tender offer and the associated transactions that are filed with the SEC, carefully and in their entirety, as they may be amended from time to time, because they contain important information about the tender offer that MWI’s stockholders should consider prior to making any decisions with respect to the tender offer. Stockholders of MWI may obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov, by directing a request to the Information Agent at (866) 277-8239 or MWIV@georgeson.com.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of February 9, 2015, among AmerisourceBergen Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment to Revolving Credit Agreement, dated as of February 9, 2015, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmerisourceBergen Corporation

By:	/s/ Tim G. Guttman
Name: Tim G. Guttman
Title: Executive Vice President and Chief Financial Officer

Date:  February 9, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of February 9, 2015, among AmerisourceBergen Corporation, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

10.2	Amendment to Revolving Credit Agreement, dated as of February 9, 2015, among AmerisourceBergen Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.